Exhibit 99.1

Greenidge Generation Restructures and Significantly Reduces Secured Debt

Greenidge Restructures ~$76 Million of Secured Debt with NYDIG,
Reducing Obligations to ~$17 Million, With Potential for Additional $10 Million Reduction

Greenidge Restructures B. Riley $11 Million Promissory Note,
Reducing Cash Obligations to ~$9 Million
Enters into Hosting Agreements with NYDIG Affiliates With Gross Profit-Sharing Component to Allow Greenidge to Participate in Potential Bitcoin Price Appreciation

Continues to Own ~10,000 Miners with a Capacity of ~1.1 EH/s

Completes Sale of a Portion of Support.com for ~$3.0 Million

Announces Selected Preliminary Fourth Quarter Financial Results

Fairfield, Conn. – January 31, 2023 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today provided an update on the restructuring of its secured debt agreements with NYDIG ABL LLC (“NYDIG”) and B. Riley Commercial Capital, LLC (“B. Riley”), as well as the execution of hosting agreements with NYDIG affiliates and also announced selected preliminary financial and operating results for the fourth quarter of 2022.
“The debt restructuring we’ve announced today significantly improves our balance sheet and provides us with a clear path forward as we enter 2023,” said Dave Anderson, Chief Executive Officer of Greenidge. “We appreciate the steadfast partnership of our secured lenders, NYDIG and B. Riley, who have collaborated with us to offer mutually beneficial solutions. These agreements have effectively reduced our secured debt balances with these lenders from approximately $87 million to approximately $26 million and have the strong potential to allow us to further reduce our debt. “We are actively working to secure and develop a new mining site, in partnership with NYDIG, which will reduce our debt by an additional $10 million. We are also actively pursuing the sale of excess real estate at our site in Spartanburg, South Carolina, which is expected to reduce our debt with B. Riley by an additional $6 to $7 million.”
“The completion of this debt restructuring, coupled with the execution of the new hosting agreements, has significantly improved our immediate liquidity and allows us to continue participating in the future upside potential of bitcoin,” Anderson added.
“The steps being announced today represent tangible progress in solidifying Greenidge’s liquidity position while, at the same time, demonstrating the confidence of our lenders in our ability to execute in the future,” said Tim Fazio, Chairman of the Board of Greenidge. “We appreciate the strong work of our Leadership Team and the partnership of NYDIG and B. Riley.”

“I want to congratulate the management team and Atlas for successfully restructuring the balance sheet and operations of Greenidge to benefit all stakeholders.  We believe the company is well positioned to opportunistically take advantage of disruptions in the crypto industry,” said Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, Inc.

KEY DETAILS
Debt Restructuring
•Greenidge has restructured the secured debt with NYDIG of approximately $76 million, including accrued interest, reducing it to approximately $17 million, with the potential to reduce it to approximately $7 million, as follows:
oGreenidge transferred miners to NYDIG with approximately 2.8 EH/s of mining capacity and will have approximately 1.1 EH/s of mining capacity remaining
oGreenidge transferred certain credits and coupons to NYDIG
oThe transfer of the miners, credits and coupons reduced the NYDIG debt balance by approximately $59 million to approximately $17 million
oFurther debt reduction of approximately $10 million is possible, contingent upon Greenidge facilitating for NYDIG the rights to a mining site within three months
oGreenidge has also entered into a hosting agreement with NYDIG affiliates, which will result in a material change to Greenidge’s current business strategy with Greenidge largely operating miners owned by NYDIG affiliates

•Entered into an amendment to the amended and restated bridge promissory note in favor of B. Riley (“Promissory Note”) regarding approximately $11 million of debt, including accrued interest, which included the following terms:
oB. Riley agreed to purchase $1 million of Greenidge’s class A common stock on a principal basis at a price of $0.75 per share pursuant to the ATM Agreement
oAtlas Holdings LLC agreed that one of its affiliates will purchase $1 million of Greenidge’s class A common stock at market prices through B. Riley acting in its capacity as sales agent pursuant to the ATM Agreement
oGreenidge agreed to make a principal payment of $1.9 million to B. Riley
oNo further principal or interest payments required to be made on the Promissory Note until June 2023
oGreenidge is actively pursuing the sale of excess real estate that would be subdivided from the property housing its mining facility in South Carolina in order to apply such net proceeds to repay a portion of the Promissory Note
oIn the event Greenidge repays a principal amount in excess of $6 million prior to June 20, 2023, the monthly loan payment commencing in June 2023 would be approximately $400,000 instead of the currently scheduled monthly amortization payments of $1.5 million
oThe percentage of proceeds required to prepay the Promissory Note from sales of equity by Greenidge under the equity purchase agreement and the ATM Agreement have been reduced to 15%, improving the Company’s liquidity
oGreenidge will pay B. Riley a $1 million amendment fee payable in Greenidge’s class A common stock issuable at $0.75 per share acquired on a principal basis under the ATM Agreement

Hosting Agreements
•Greenidge entered into certain five-year hosting agreements with NYDIG affiliates to host the miners transferred to NYDIG
•Includes a profit-sharing component allowing Greenidge to participate in the upside as bitcoin prices rise, but reduces Greenidge’s downside risk of bitcoin price deterioration and cost increases related to natural gas
•Covers all of Greenidge’s current mining capacity at the New York and South Carolina facilities, and may also cover capacity at a potential third site pursuant to satisfaction of certain post-closing covenants
•Greenidge’s liquidity is improved by NYDIG’s prepayment of certain amounts

Mining Operations
•Greenidge will continue to own approximately 10,000 miners with a capacity of approximately 1.1 EH/s

NYDIG Agreements
On January 30, 2023, Greenidge entered into a number of agreements associated with its secured debt with NYDIG, including a Membership Interest and Asset Purchase Agreement, a Senior Secured Loan Agreement and a Debt Settlement Agreement regarding its 2021 and 2022 Master Equipment Finance Agreements with NYDIG. The effect of these agreements was to transfer ownership of bitcoin mining equipment and certain credits and coupons that had accrued to Greenidge for previous purchases of mining equipment with a bitcoin miner manufacturer. The transfer of these assets reduced the principal and accrued interest balance of the secured debt with NYDIG from approximately $76 million to approximately $17 million, for an aggregate debt reduction of approximately $59 million. The Senior Secured Loan Agreement allows for a voluntary prepayment of the loan in kind of approximately $10 million by transferring ownership of certain mining infrastructure assets if NYDIG enters into a binding agreement, facilitated by Greenidge, securing rights to a site for a future mining facility within the next three months (the “Post-Closing Covenant”), which may further reduce the principal balance of the debt to approximately $7 million.

The restructuring of the NYDIG debt will significantly improve Greenidge’s liquidity during 2023 as annual interest payments on the remaining approximately $17 million principal balance would be approximately $2.6 million and may be reduced to approximately $1.1 million annually if the Post-Closing Covenant is satisfied. This reduced debt service is substantially lower than the $62.7 million of principal and interest payments which would have been required in 2023 pursuant to the 2021 and 2022 Master Equipment Finance Agreements, both of which have now been refinanced.

Greenidge provided additional collateral on its remaining mining-related assets, infrastructure assets, equity of its subsidiaries and certain cash balances to secure the remaining debt balance with NYDIG. The loan agreement contains certain affirmative, negative and financial covenants, including the maintenance of a minimum cash balance of $10 million, early amortization events, and events of default.

Greenidge and NYDIG affiliates have concurrently entered into certain five-year hosting agreements, whereby Greenidge agreed to host, power and provide technical support services, and other related services, to NYDIG Affiliates’ mining equipment at certain Greenidge facilities. The terms of such arrangements requires NYDIG affiliates to pay a hosting fee that covers the cost of power and direct costs associated with management of the mining facilities, as well as a gross profit-sharing arrangement.

B. Riley Amendment
On January 30, 2023, Greenidge entered into an amendment (the “Amendment”) to its amended and restated bridge promissory note in favor of B. Riley (the “Promissory Note”) regarding approximately $11 million of principal and accrued interest. The Amendment modifies the payment dates and principal and interest payment amounts, requiring no principal or interest payments until June 2023 and monthly payments thereafter through November 2023. Under the Amendment, Greenidge’s mandatory monthly debt repayments from proceeds of sales under the ATM Agreement or the equity purchase agreement have been reduced to 15% of the net proceeds, which significantly improves the Company’s ability to raise additional liquidity. In addition, Greenidge would potentially reduce its monthly principal amortization payments from approximately $1.5 million to $400,000 per month, if it were to pay at least $6 million of principal debt prior to June 20, 2023. Greenidge agreed to pay a $1 million dollar amendment fee to B. Riley payable in Greenidge’s class A common stock valued at $0.75 per share.

Under the terms of the Amendment, it was agreed that each of B. Riley and an affiliate of Atlas Holding LLC would purchase $1 million of Greenidge’s class A common stock under the ATM Agreement. B. Riley will purchase stock on a principal basis at a price of $0.75 per share pursuant to the ATM Agreement and an affiliate of Atlas Holdings LLC will purchase shares at market prices through B. Riley acting in its capacity as sales agent under the ATM Agreement. Greenidge would be required to make a $1.9 million partial payment of the Promissory Note, reducing the principal balance due under the Promissory Note to approximately $9 million. Additionally, Greenidge is actively pursuing the sale of excess real estate that is not needed for the mining operations at its South Carolina property. Under the terms of the Promissory Note, if all or a portion of the South Carolina property is sold, the net proceeds from the sale are required to be used to repay the Promissory Note. The Company estimates that it would repay approximately $6 to $7 million of the Promissory Note if it were to complete a sale of the excess real estate.

Support.com Asset Sale
On January 17, 2023, Greenidge completed the sale of an end-user software that its subsidiary, Support.com, marketed as a malware protection and removal software product for net proceeds of approximately $2.6 million.

Select Preliminary Financial Results for the Fourth Quarter of 2022
For the three months ended December 31, 2022, Greenidge expects to report revenue of approximately $15 million, net loss from continuing operations in a range of approximately $(120) million to approximately $(130) million and Adjusted EBITDA (loss) from continuing operations in a range of approximately $(6) million to approximately $(4) million. The GAAP net loss from continuing operations includes an expected noncash charge for the impairment of long-lived assets in the range of $93 million to $100 million and an approximate noncash charge of $4 million for the remeasurement of environmental liabilities. Cryptocurrency datacenter revenue is expected to be approximately $12 million and Power and capacity revenue is expected to be approximately $3 million for the fourth quarter of 2022. Greenidge produced approximately 683 bitcoin during the fourth quarter of 2022.

Greenidge ended the quarter with approximately $16 million of cash and fair value of crypto currency holdings, of which less than $1 million was cryptocurrency holdings, and approximately $152 million of debt, net of debt issue costs.

As previously disclosed, Greenidge is considering various alternatives in connection with its wholly owned subsidiary, Support.com, including the disposition of assets and other transactions. For investors who may want to consider the effects of the above noted changes in advance of the announcement of 2022 year-end results, Greenidge is furnishing certain unaudited summarized financial information in the tables below. Greenidge will report the results of Support.com as discontinued operations in its Annual Report on Form 10-K for the year ended December 31, 2022. Presentation as discontinued operations requires prior periods to be restated to be comparable. See the tables below for the Consolidated Statement of Operations restated to present Support.com as discontinued operations for the year ended December 31, 2021 and for the three month periods ended March 31, 2022, June 30, 2022, and September 30, 2022. During January 2023, Greenidge sold certain assets of the Support.com business for net proceeds of approximately $2.6 million and continues to assess various alternatives in connection with the remainder of that business.

This information does not restate Greenidge’s previously reported consolidated financial statements for any period. It does not change Greenidge’s previously reported consolidated total assets, liabilities or stockholders’ equity or its reported consolidated net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the disclosure of discontinued operations as described above. The updated information should be read in conjunction with our previously filed reports on Form 10-K and Form 10-Q.

Preliminary Financial and Operating Results
The preliminary financial and operating results set forth above for the three months ended December 31, 2022, reflect preliminary estimates with respect to such results based solely on currently available information, which is subject to change. Readers are cautioned not to place undue reliance on such preliminary results which are unaudited and constitute forward-looking statements. Greenidge has not completed its standard closing process, including the completion of all of its controls procedures, which could identify adjustments causing the actual results to be different from the expectations presented in this release. These estimates should not be viewed as a substitute for Greenidge's full quarterly financial statements for the three months ended December 31, 2022, which will be prepared in accordance with U.S. GAAP.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) potential reductions in debt balances under the Senior Secured Loan Agreement dated as of January 30, 2023 with NYDIG, (ii) potential reductions in debt balances under the Promissory Note, (iii) ability to secure rights to a mining site to satisfactorily meet the requirements of the Post-Closing Covenant, and (iv) ability to sell excess real estate in South Carolina at an adequate amount prior to June 20, 2023, are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2021, in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this Press Release certain non-GAAP operating performance measures of Adjusted EBITDA (loss) from continuing operations. Adjusted EBITDA (loss) from continuing operations is defined as earnings from continuing operations before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairments of goodwill and long-lived assets, gains or losses from the sales of long-lived assets and remeasurement of environmental liabilities. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, Greenidge’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by Greenidge may be different from non-GAAP financial measures presented by other companies. Specifically, Greenidge believes the non-GAAP information provides useful measures to investors regarding Greenidge’s financial performance by excluding certain costs and expenses that Greenidge believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measures to U.S. GAAP results is included herein.

Because of these limitations, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss from continuing operations to EBITDA (loss) from continuing operations and Adjusted EBITDA (loss) from continuing operations below and not rely on any single financial measure to evaluate Greenidge's business.

The following table reconciles the expected ranges of net loss from continuing operations to the expected ranges of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the three months ended December 31, 2022 (in millions, unaudited):

Amounts denoted in millions	Fourth Quarter 2022
	Low	High
Net loss from continuing operations	$(120)	$(130)
Provision for income taxes	—	—
Interest expense, net	5	5
Depreciation and amortization	13	13
EBITDA (loss) from continuing operations	$(102)	$(112)
Stock-based compensation	2	2
Impairment of long-lived assets	93	100
Remeasurement of environmental liabilities	4	4
Gain on sales of assets, net	(2)	(2)
Other	1	2
Adjusted EBITDA (loss) from continuing operations	$(4)	$(6)

The following table provides the Consolidated Balance Sheets restated to present Support.com as discontinued operations as of September 30, 2022 and December 31, 2021.

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,013	$82,599
Restricted Cash	10,500	—
Short term investments	—	496
Digital assets	337	476
Accounts receivable	277	237
Prepaid expenses	8,317	7,484
Emissions and carbon offset credits	1,259	2,361
Current assets held for sale	5,804	6,949
Total current assets	54,507	100,602
LONG-TERM ASSETS:
Property and equipment, net	245,272	216,012
Right-of-use assets	222	1,472
Deferred tax asset	—	15,058
Other long-term assets	356	181
Long-term assets held for sale	6,990	7,942
Total assets	$307,347	$341,267
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,822	$5,749
Accrued emissions expense	5,226	2,634
Accrued expenses	11,794	6,683
Income taxes payable	—	2,344
Notes payable, current portion	73,218	19,577
Lease obligations, current portion	112	736
Current liabilities held for sale	4,193	4,003
Total current liabilities	98,365	41,726
LONG-TERM LIABILITIES:
Notes payable, net of current portion	96,515	75,251
Lease obligations, net of current portion	137	193
Environmental liability	22,415	11,306
Long-term liabilities held for sale	219	368
Total liabilities	217,651	128,844
STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.0001, 20,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001, 3,000,000,000 shares authorized, 42,964,462 and 40,865,336 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	290,576	281,815
Accumulated deficit	(200,884)	(69,396)
Total stockholders' equity	89,696	212,423
Total liabilities and stockholders' equity	$307,347	$341,267

The following table provides the Consolidated Statements of Operations restated to present Support.com as discontinued operations for the year ended December 31, 2021 and for the three month periods ended March 31, 2022, June 30, 2022, and September 301, 2022.

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended:			Twelve Months Ended:
Amounts denoted in thousands	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2021
Revenue:
Cryptocurrency datacenter	$23,232	$20,067	$18,272	$87,897
Power and capacity	5,923	2,859	3,613	9,428
Total revenue	29,155	22,926	21,885	97,325
Operating costs and expenses:
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	8,456	11,664	14,675	19,159
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	4,023	3,172	3,760	9,231
Selling, general and administrative	11,809	8,291	7,789	23,989
Depreciation and amortization	3,653	4,537	13,511	8,474
Impairment of long-lived assets	—	71,500	—	—
Remeasurement of environmental liability	—	11,109	—	3,688
Total operating costs and expenses	27,941	110,273	39,735	64,541
Income (loss) from operations	1,214	(87,347)	(17,850)	32,784
Other income (expense), net:
Interest expense, net	(3,353)	(6,910)	(5,430)	(3,689)
Interest expense - related party	—	—	—	(22)
(Loss) gain on sale of digital assets	(5)	(10)	—	275
Gain (loss) on sale of assets	—	629	(759)	—
Other income, net	16	22	126	153
Total other expense, net	(3,342)	(6,269)	(6,063)	(3,283)
(Loss) income from continuing operations before taxes	(2,128)	(93,616)	(23,913)	29,501
(Benefit) provision for income taxes	(381)	15,419	—	370
Net (loss) income from continuing operations	(1,747)	(109,035)	(23,913)	29,131
Income (loss) from discontinued operations, net of tax	1,318	1,153	736	(73,611)
Net loss	$(429)	$(107,882)	$(23,177)	$(44,480)

(Loss) earnings per basic share:
(Loss) earnings per basic share from continuing operations	$(0.04)	$(2.64)	$(0.57)	$0.89
Earnings (loss) per basic share from discontinued operations	0.03	0.03	0.02	(2.30)
(Loss) earnings per basic share	$(0.01)	$(2.61)	$(0.55)	$(1.41)

(Loss) earnings per diluted share:
(Loss) earnings per diluted share from continuing operations	$(0.04)	$(2.64)	$(0.57)	$0.78
Earnings (loss) per diluted share from discontinued operations	0.03	0.03	0.02	(2.01)
(Loss) earnings per diluted share	$(0.01)	$(2.61)	$(0.55)	$(1.23)

Average Shares Outstanding
Basic	41,058	41,555	42,239	31,995
Diluted	41,058	41,555	42,239	36,635

For further information, please contact:
Investor Relations
investorrelations@greenidge.com
Media Inquiries
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